                                                                EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated July 29, 1997, on our audits of the financial statements of Bingham Financial Services Corporation as of June 30, 1997 and for the period of January 2 (date of inception) to June 30, 1997. We also consent to the reference of our firm under the caption "Experts."


Coopers & Lybrand L.L.P.
Detroit, Michigan
August 25, 1997